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FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2002

Evolving Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-24081
(Commission File Number)

84-1010843
(I.R.S. Employer Identification No.)

9777 Mt. Pyramid Court, Englewood, Colorado 80112
(Address of principal executive offices)

Registrant's telephone number, including area code: (303) 802-1000

Not applicable
(Former name or former address, if changed since last report.)

Item 5. Other Events.

        The purpose of this 8-K filing is to demonstrate that Evolving Systems, Inc. (the "Company") satisfies the minimum stockholders' equity requirement to continue inclusion on The Nasdaq SmallCap Market.

        On May 29, 2002, the Company received notice from The Nasdaq Stock Market, Inc. ("Nasdaq") that for the previous 30 consecutive trading days, the price of the Company's common stock had closed below the minimum $1.00 per share requirement for continued inclusion on The Nasdaq National Market under Marketplace Rule 4450(a)(5) (the "$1.00 Rule"). In accordance with Marketplace Rule 4450(e)(2), the Company had ninety (90) calendar days, or until August 27, 2002, to regain compliance with the $1.00 Rule for a minimum period of ten (10) consecutive trading days, or the Company's stock would be delisted from The Nasdaq National Market.

        On July 30, 2002, the Company received an additional notice from Nasdaq that for the preceding thirty (30) consecutive trading days, the Company's common stock had not maintained the minimum Market Value of Publicly Held Shares of $5,000,000 as required by Marketplace Rule 4450(a)(2) (the "Market Value Rule") for continued inclusion on The Nasdaq National Market. Therefore, in accordance with Marketplace Rule 4450(e)(1), the Company had ninety (90) calendar days, or until October 28, 2002, to regain compliance with the Market Value Rule for a minimum period of ten (10) consecutive trading days, or the Company's stock would be delisted from The Nasdaq National Market.

        In response to these notices, the Company applied to transfer the listing of its securities from The Nasdaq National Market to The Nasdaq SmallCap Market. The application was approved by Nasdaq, effective August 28, 2002, resulting in the Company having an additional ninety (90) days, until November 25, 2002, to demonstrate compliance with the $1.00 Rule. If the Company's securities did not achieve compliance with the $1.00 Rule for a minimum of ten (10) consecutive trading days prior to November 25, 2002, Nasdaq would grant the Company an additional 180 calendar days to achieve compliance, provided the Company met the initial listing criteria for The Nasdaq SmallCap Market under Marketplace Rule 4310(c)(2)(A), which states that "[for initial inclusion, the issuer shall have (i) stockholders' equity of $5 million; (ii) market capitalization of $50 million...; or (iii) net income from continuing operations of $750,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years.]"

        The bid price for the Company's securities did not close at $1.00 per share for ten (10) consecutive trading days prior to November 25, 2002. As a result, in order to obtain the additional 180 days allowed to achieve compliance with the $1.00 Rule, the Company must demonstrate that it satisfies one of the initial listing criteria described above. The purpose of this 8-K is to demonstrate that the Company satisfies the minimum stockholders' equity requirement of $5 million.

        Attached to this Form 8-K is an unaudited balance sheet of the Company as of November 15, 2002, reflecting that the Company's stockholders' equity was $5.2 million as of that date. The unaudited balance sheet included in this Form 8-K has been prepared on the same basis as the annual financial statements and reflects all adjustments, which include only normal recurring adjustments, necessary for a fair presentation in accordance with generally accepted accounting principles in the United States of America ("GAAP"). Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been omitted. The results for the period ended November 15, 2002 are not necessarily indicative of the results that the Company will have for the remainder of 2002 or the full fiscal year. These financial statements should be read in conjunction with the financial statements and notes to those statements included in our Form 10-Q for the quarterly period ended September 30, 2002, and the audited financial statements and the notes to those statements for the year ended December 31, 2001 including the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

Item 7. Financial Statements and Exhibit

        Below is a list of the financial statements, pro forma financial information and exhibits filed as part of this 8-K:

  (a)
  Financial Statements of business acquired

  Not
  applicable

  (b)
  Pro Forma Financial Statements

  Not
  applicable

  (c)
  Exhibits

  99.1
  Unaudited Balance Sheet as of November 15, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Evolving Systems, Inc.

Dated: November 25, 2002	By:	/s/ GEORGE A. HALLENBECK George A. Hallenbeck Chief Executive Officer

Exhibits

99.1	Unaudited Balance Sheet as of November 15, 2002

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SIGNATURES
Evolving Systems, Inc.
Exhibits